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                                                                   Exhibit 12.1

                             PARADIGM GENETICS, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                                             FOR THE PERIOD
                                                SIX MONTHS           YEAR            YEAR           YEAR     FROM INCEPTION
                                                  ENDED             ENDED            ENDED          ENDED     (9-SEP-97) TO
                                                30-JUN-01         31-DEC-00        31-DEC-99      31-DEC-98     31-DEC-97
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
CALCULATION OF FIXED CHARGES
Rent Expense                                    1,284,343          1,242,994           604,418         298,724         5,788
Interest Expenses related to Rent                 428,114            414,331           201,473          99,575         1,929


Interest Expense                                  924,032          1,552,290           622,678         128,797            13

                                          -----------------------------------------------------------------------------------
Total Fixed Charges                             1,352,146          1,966,621           824,151         228,372         1,942
                                          -----------------------------------------------------------------------------------


EARNINGS
Loss from Continuing Operations                (8,594,931)       (18,739,284)      (10,244,078)     (4,300,210)     (220,197)
Add fixed Charges                               1,352,146          1,966,621           824,151         228,372         1,942
                                          -----------------------------------------------------------------------------------
TOTAL EARNINGS                                 (7,242,785)       (16,772,663)       (9,419,927)     (4,071,838)     (218,255)
                                          -----------------------------------------------------------------------------------

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COVERAGE DEFICIENCY                            (8,594,931)       (18,739,284)      (10,244,078)     (4,300,210)     (220,197)
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